Comparison of change in value of $10,000 investment in Dreyfus Premier California Municipal Bond Fund Class A shares and the Lehman Brothers Municipal Bond Index

EXHIBIT A:

   PERIOD           Dreyfus Premier California       Lehmann Brothers
                      Municipal Bond Fund               Municipal
                        (Class A Shares                Bond Index*


  1/31/91                 9,547                        10,000
  1/31/92                10,503                        11,091
  1/31/93                11,530                        12,181
  1/31/94                13,101                        13,675
  1/31/95                12,532                        13,188
  1/31/96                14,305                        15,173
  1/31/97                14,779                        15,755
  1/31/98                16,149                        17,348
  1/31/99                17,019                        18,502
  1/31/00                15,586                        17,830
  1/31/01                18,007                        20,199


*Source: Lipper Inc.